UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 30, 2012
VERSANT CORPORATION
(Exact name of Registrant as Specified in its Charter)

California	000-28540	94-3079392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
255 Shoreline Drive, Suite 450
Redwood City, California 94065
(Address of Principal Executive Offices, including Zip Code)
(650) 232-2400
(Registrant's Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01:     Other Events

On November 30, 2012, Versant Corporation (“Versant”) issued a press release announcing the time, date and place of a special meeting of Versant's shareholders called to consider a proposal to vote on and approve the merger of Versant with and into Actian Sub I, Inc. (“Merger Sub”), a wholly owned subsidiary of Actian Corporation (“Actian”), pursuant to the previously announced Agreement and Plan of Merger dated November 21, 2012 among Versant, Actian and Merger Sub, and certain other related matters. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description
99.1
Press Release of Versant Corporation, dated as of November 30, 2012, announcing the special meeting of the shareholders of Versant Corporation to be held on December 20, 2012 for the purpose of considering and voting on the proposed merger of Versant with and into a wholly owned subsidiary of Actian Corporation and certain other related matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: November 30, 2012
By: /s/ Jerry Wong______________________
Jerry Wong, Chief Financial Officer